Exhibit 10.3
                                  ------------




            FORM OF AMENDMENT NO. 2 TO SECURITIES EXCHANGE AGREEMENT


         THIS AMENDMENT NO. 2 TO SECURITIES EXCHANGE AGREEMENT (this "Second Amendment") is entered into as of the 11th day of October, 2005 by and between GROEN BROTHERS AVIATION, INC., a Utah corporation (the "Company") and Goldman Sachs & Co., a New York corporation, as custodian for a designated holder (the "Beneficial Owner") of the Company's Series B 15% Cumulative Non-Voting Preferred Stock ("Series B Preferred Stock") (in such custodial capacity, the "Series B Holder").


                                    RECITALS:

         WHEREAS, the Company and the Beneficial Owner are parties to that certain Securities Exchange Agreement, dated as of February 4, 2002, as amended (the "Exchange Agreement"); and

         WHEREAS, in connection with the grant of authority to the Company by the Series B Holder for the Company to further amend its Third Restated Articles of Incorporation in the form of the Second Amendment to the Company's Third Restated Articles of Incorporation (which, among other things, extends the "Maturity Date" of the Series B Preferred Stock from October 31, 2005 to January 1, 2007), the Company has agreed to (i) issue to the Series B Holder a warrant to purchase up to 623,446 shares of the Company's common stock, (ii) replace an existing warrant held by the Series B Holder to purchase up to 2,500,000 shares of Company common stock (in which the Beneficial Owner has a beneficial interest in up to 358,302 of the number of shares issuable thereunder) with an equivalent warrant to purchase up to 358,502 shares of Company common stock and having an expiration date of January 1, 2009, and (iii) issue to the Series B Holder 1,534 additional shares of Series B Preferred Stock on January 1, 2007 (subject to reduction as provided herein).

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Company and the Series B Holder, intending to be legally bound, hereby agree as follows:

         1. Recitals; Capitalized Terms. The foregoing recitals are true and correct and are incorporated herein by this reference, as if set forth in their entirety. Any capitalized term not defined in this Second Amendment shall have the meaning ascribed to it in the Exchange Agreement.

         2. Issuance of Additional Warrants to Purchase Company Common Stock; Replacement of Existing Warrant to Purchase Company Common Stock; Issuance of Additional Shares of Series B Preferred Stock. The Exchange Agreement is hereby further amended to include the following:

         A. Issuance of Additional Warrants to Purchase Company Common Stock. As of the date hereof, the Company shall issue to the Series B Holder a Warrant to purchase up to 623,446 shares of the Company's common stock, exercisable at the purchase price per share of $0.30 and having an exercise expiration date at 5:00 pm EST, January 1, 2009 (to be represented by warrant purchase certificate number WPC-10.11.05-A-1).

         B. Replacement of Existing Warrant to Purchase Company Common Stock. The Company shall issue on the date hereof a warrant to the Series B Holder to purchase up to three hundred fifty eight thousand three hundred two (358,302) shares of Company common stock at an exercise price of $0.30 per share and having an expiration date of January 1, 2009 (to be represented by Warrant Purchase Certificate Number WPC-10.11.05-B-1). Such warrant shall replace the Beneficial Owner's interest in up to 358,302 shares of Company common stock issuable upon exercise of, and shall cancel the Beneficial Owner's interest in, that certain Warrant to purchase up to two million five hundred thousand (2,500,000) shares of Company common stock issued to the Series B Holder for the benefit of the Beneficial Owner and certain other beneficial owners on or about October 31, 2003 under Warrant Purchase Certificate Number WPC-10.31.03.

         C. Issuance of Additional Shares of Series B Preferred Stock. The Company shall issue one thousand five hundred thirty four (1,534) shares of Series B Preferred Stock (the "Additional Share Amount") to the Series B Holder on January 1, 2007 (all of which shares shall be immediately subject to redemption as provided in the Company's Articles of Incorporation as then in effect - subject in all events to the rights of the holders of Series B Preferred Stock with regard to any amendments thereof). Notwithstanding the foregoing, the Additional Share Amount shall be reduced to the extent that the Company redeems any shares of Series B Preferred Stock from the Series B Holder in accordance with the terms of, and as permitted by, the Second Amendment to the Company's Third Restated Articles of Incorporation. The amount by which the Additional Share Amount shall be reduced shall be determined by reference to the following table:



               [The Remainder of the Page is Intentionally Blank]




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

                                   Amount of Redemption Payment
 Month in which Redemption       among all Holders of Series B
      Payment Occurs                    Preferred Stock                  Percentage Reduction
                              aggregate Stated Value, not including              of
                                (accrued and unpaid dividends)            Additional Share Amount

       November 2005                      $10,000,000                          35.0%
       December 2005                      $10,000,000                          30.0%
       January 2006                       $10,000,000                          27.5%
       February 2006                      $10,000,000                          25.0%
        March 2006                        $10,000,000                          20.0%
        April 2006                        $10,000,000                          17.5%
         May 2006                         $10,000,000                          15.0%
         June 2006                        $10,000,000                          15.0%
         July 2006                        $10,000,000                          10.0%
        August 2006                       $10,000,000                          10.0%
      September 2006                      $10,000,000                          10.0%
       October 2006                       $10,000,000                          5.0%
       November 2006                      $10,000,000                          5.0%
       December 2006                      $10,000,000                          0.0%


         To the extent that a particular aggregate redemption payment among all holders of Series B Preferred Stock is less than the assumed $10,000,000 amount set forth in the table above, then the percentage reduction to the Additional Share Amount shall be determined by multiplying the percentage reduction set forth in the table above opposite the month in which the redemption payment occurred by a fraction, the numerator of which is the dollar amount of the aggregate redemption payment among all holders of Series B Preferred Stock made in such month and the denominator of which is $10,000,000. For example, if the Company redeems $1,000,000 of Series B Preferred Stock in November 2005, then the Additional Share Amount shall be reduced by three and one-half percent (3.5%) (35.0% times 1/10th) (thereby reducing the Additional Share Amount by
53.69 shares). To the extent that the Company shall redeem shares of Series B Preferred Stock in more than one monthly period, then the amount of the reduction of the Additional Share Amount shall be separately calculated for each such monthly period in accordance with the foregoing table after giving effect to the reduction in the Additional Share Amount resulting from the previous redemption. For example, if in addition to the November 2005 redemption in the previous example, the Company redeemed an additional $2,000,000 of Series B Preferred Stock in March 2006, the remaining Additional Share Amount of 1,480.31 shares would be reduced by an additional four percent (4%) (20.0% times 1/5th) (thereby reducing the remaining Additional Share Amount by 59.21 shares for an aggregated reduction of 112.90 shares).



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

         3. Outstanding Shares. The Company hereby represents and warrants that the total number of shares of common stock issued and outstanding as of the date of this Agreement is 134,372,136.

         4. Ratification. Except as specifically provided in this Second Amendment, the Exchange Agreement is ratified and confirmed as written.

         5. Conflict. In the event of any conflict between the terms and conditions set forth in the Exchange Agreement and those set forth in this Second Amendment, the terms and conditions of this Amendment shall control.

         6. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.


                        [SIGNATURES APPEAR ON NEXT PAGE]



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

         IN WITNESS WHEREOF, this Amendment has been duly signed on behalf of the Company and The Series B Holders as of the day and year first above written.


                                       GROEN BROTHERS AVIATION, INC.


                                       By: /s/ David Groen
                                       -------------------
                                       Name: David Groen
                                       Title: President & CEO


                                       GOLDMAN SACHS & CO., as custodian


                                       By: /s/ Denise Salazar
                                       ----------------------
                                       Name: Denise Salazar
                                       Title: Senior Analyst



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